As Filed With the Securities and Exchange Commission on January 28, 1997

                                          Registration No. 333-
===========================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                        ---------------------------
                                 FORM S-3
          Registration Statement Under the Securities Act of 1933
                        ---------------------------
                     PENNFED FINANCIAL SERVICES, INC.
          (Exact name of registrant as specified in its charter)

         Delaware                    6035                   22-3297339
(State or other jurisdiction   (Primary standard         (I.R.S. Employer
    of incorporation)        industrial classification  Identification No.)
                                  code number)


                           622 Eagle Rock Avenue
                    West Orange, New Jersey  07052-2989
                              (201) 669-7366
             (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                        ---------------------------
                         WITH COPIES OF NOTICES TO:

                          JAMES S. FLEISCHER, P.C.
                      Silver, Freedman & Taff, L.L.P.
                              Suite 700 East
                         1100 New York Avenue, N.W.
                        Washington, D.C.  20005-3934
                               (202) 414-6100
          (Name, address including zip code, and telephone number,
                 including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the
following box.                                                          X
                                                                       ----
     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
                                                                       ----
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                                       ----
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                                       ----
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                                                                       ----

                      CALCULATION OF REGISTRATION FEE
===========================================================================
                                        Proposed    Proposed
                                        maximum     maximum
Title of each class of                  offering    aggregate   Amount of
   securities to be      Amount to be   price per   offering   registration
      registered          registered    share(1)    price(1)      fee(1)
---------------------------------------------------------------------------
Common Stock, $.01      160,000 shares   $21.44    $3,430,400    $1039.52
 par value
---------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee and based, in accordance with Rule 457 under the Securities Act of 1933, upon the average of the high and low prices reported in the NASDAQ National Market System for shares of PennFed Financial Services, Inc. common stock as of January 22, 1997.

                        ---------------------------

===========================================================================

PROSPECTUS



                     PENNFED FINANCIAL SERVICES, INC.

                        DIVIDEND REINVESTMENT PLAN

                      160,000 Shares of Common Stock
                        ($0.01 Par Value Per Share)


     This Prospectus relates to 160,000 shares of Common Stock, $0.01 par value per share (the "Common Stock"), of PennFed Financial Services, Inc. (the "Company"), being offered hereby to the shareholders of the Company in connection with the Company's Dividend Reinvestment Plan (the "Plan"). The Plan provides shareholders with a convenient and economical method of increasing their equity ownership in the Company by investing cash dividends in additional shares of Common Stock, without payment of any brokerage commission.

     A shareholder who elects to participate in the Plan may have cash dividends paid by the Company on all or any part of the shares held by such shareholder automatically reinvested in newly issued shares of Common Stock at the then current market price of the shares.

     This Prospectus relates to shares of Common Stock of the Company registered for purchase under the Plan.

     PARTICIPANTS SHOULD RETAIN THIS OFFERING CIRCULAR FOR FUTURE REFERENCE.


                        ---------------------------


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
       THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
         ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

                        ---------------------------




              The date of this Prospectus is January 28, 1997

                           AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities Exchange Commission (the "SEC"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as the following SEC Regional Offices:
7 World Trade Center, Suite 1300, New York, NY 10048; 1401 Brickell Avenue, Suite 200, Miami, FL 33131; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661; 1801 California Street, Suite 4800, Denver, CO 80202; and 5670 Wilshire Boulevard, 11th Floor, Los Angeles, CA 90036. Copies of such material may also be obtained at prescribed rates by writing to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the SEC by the Company, are incorporated in and made a part of this Prospectus by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended June 30, 1996.

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

     (c) The Company's Form 8-A Registration Statement filed with the SEC on March 28, 1996, including the description of the Company's Common Stock and Stockholder Protection Rights Agreement contained in such Registration Statement.

     (d)  The Company's Proxy Statement dated September 27, 1996.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Additional information regarding the Corporation, the Plan described herein and the securities covered by this Prospectus is contained in the Registration Statement (Form S-3) and the exhibits relating thereto, as filed with the Commission under the Securities Act of 1933, as amended. For further information in such regards, reference is made to the Registration Statement and the exhibits thereto, which may be inspected without charge at, and copies thereof may be obtained at prescribed rates from, the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON SUCH PERSON'S WRITTEN OR ORAL REQUEST, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO:

               PENNFED FINANCIAL SERVICES, INC.
               622 EAGLE ROCK AVENUE
               WEST ORANGE, NEW JERSEY  07052-2989
               ATTENTION: ASSISTANT CORPORATE SECRETARY
                          PENN FEDERAL SAVINGS BANK

                     PENNFED FINANCIAL SERVICES, INC.

     PennFed Financial Services, Inc. ("PennFed" and with its subsidiary, the "Company"), a Delaware corporation, was organized in March 1994 for the purpose of becoming the savings and loan holding company for Penn Federal Savings Bank (the "Bank") in connection with the Bank's conversion from a federally chartered mutual savings bank to a federally chartered stock savings bank. PennFed owns all of the outstanding stock of the Bank issued on July 14, 1994. The Company's Common Stock is traded on the Nasdaq National Market under the symbol "PFSB."

     The Company's primary market area is comprised of the Ironbound section of the City of Newark and surrounding urban communities, the suburban Essex County areas and selected areas of central/southern New Jersey, which are served through seventeen full service offices.

     The Company and the Bank are subject to comprehensive regulation, examination and supervision by the Office of Thrift Supervision, Department of the Treasury and by the Federal Deposit Insurance Corporation ("FDIC"). The Bank is a member of the Federal Home Loan Bank System and its deposits are backed by the full faith and credit of the United States Government and are insured up to applicable limits by the FDIC.

     The principal executive offices of the Company are located at 622 Eagle Rock Avenue, West Orange, New Jersey 07052-2989, and the telephone number at that address is (201) 669-7366.

                         DIVIDEND REINVESTMENT PLAN

                          DESCRIPTION OF THE PLAN

     Pursuant to action of the Company's Board of Directors, the Company hereby offers the Company's Dividend Reinvestment Plan (the "Plan"). The Plan provides holders of record of shares of Common Stock with a convenient and economical method of investing cash dividends in additional shares of Common Stock without payment of any brokerage commission. The shares purchased through the Plan may be purchased directly from the Company or, at the discretion of the Company, may be purchased in whole or in part on the open market. Any holder of record of shares of Common Stock is eligible to join the Plan.

     Each participant in the Plan may have cash dividends on all or a part of his or her shares automatically reinvested in shares of Common Stock at the then current market price of the shares. The price per share of Common Stock purchased through the Plan as newly issued or treasury shares will be the average of the high and low sales prices of the Common Stock on the trading day immediately preceding the Investment Date (as defined in the Plan), as reported on the Nasdaq National Market. The price per share of the shares of Common Stock purchased under the Plan in the open market shall be the average purchase price per share of the shares acquired on the Investment Date.

     In conjunction with the Plan, the Company has reserved the 160,000 shares of Common Stock offered by this Prospectus.

                                 Dividend
                               Reinvestment
                                   Plan

























     PennFed
Financial Services, Inc.

                                 AUTOMATIC
                                 DIVIDEND
                             REINVESTMENT PLAN
                             FOR SHAREHOLDERS
                              OF COMMON STOCK



















THIS PLAN OFFERS YOU A CONVENIENT METHOD OF INVESTING YOUR QUARTERLY DIVIDENDS IN SHARES OF COMMON STOCK OF PENNFED FINANCIAL SERVICES, INC. WITHOUT INCURRING ADMINISTRATIVE COSTS.

Dear Shareholder:

We are pleased to announce the availability of the PennFed Financial Services, Inc. Dividend Reinvestment Plan. This Plan enables you to apply your dividends on our common stock toward the purchase of additional shares of PennFed Financial Services stock.

PennFed Financial Services will pay all brokerage commissions and administrative fees connected with your participation in the Plan. This will ensure that the full amount of your reinvested dividends will be applied to the purchase of additional shares. However, if a Participant directs the Plan administrator to sell his or her shares, or terminates his or her interest in the Plan, the Participant will be charged an administrative fee (plus any applicable brokerage charge or other cost) incurred in connection with the sale of such shares by the Plan administrator or the termination of a Participant's interest in the Plan.

The Plan is a convenient and economical way for you to increase your ownership of PennFed Financial Services stock. Participation in the Plan is entirely voluntary, and you may enroll or withdraw at any time. If you do not enroll in the Plan, you will continue to receive your regular dividend checks in the mail.

This brochure includes important details about your Dividend Reinvestment Plan. Please read this information carefully to see if the Plan is right for you.

The Plan is administered by Registrar and Transfer Company, PennFed's stock transfer agent. You may enroll in the Plan by having all registered owners sign the enclosed Authorization Card and mailing it to Registrar and Transfer Company in the enclosed prepaid envelope.

Sincerely,




William C. Anderson
Chairman

-----------------------------------------------------------------------------
THE PLAN

Automatic Dividend Reinvestment    Your cash dividends can automatically be
invested in additional shares of PennFed Financial Services, Inc. common stock. These shares earn additional dividends which further increase your investment in PennFed Financial Services, Inc. common stock.

-----------------------------------------------------------------------------
COST TO YOU

Your cost is limited to the price of the shares of common stock purchased for you. This price is the average price of all shares purchased in connection with a given dividend. There are no brokerage commissions nor any service charges connected with stock purchases. The only cost to you will be a fee of $5.00 for each stock certificate requested, a fee of $7.50 for each deposit of shares held directly by you into your Plan account and, if you direct the Administrator to sell your shares held in the Plan, an administrative charge (plus any applicable brokerage commission or other costs) incurred upon the sale of the shares in the Plan by the Administrator. If you terminate your participation in the Plan, a $10.00 fee will be charged.

-----------------------------------------------------------------------------
PARTICIPATION

In order to participate, common stock must be held in your own name. Shareowners of record may join the Plan at any time by completing an authorization form and returning it to Registrar and Transfer Company. Authorization forms must be received by Registrar and Transfer Company on or before the dividend record date for you to be eligible for participation on the corresponding dividend payment date. Dividend record dates normally fall during the second week of February, May, August and November.

-----------------------------------------------------------------------------
DOLLAR-COST AVERAGING

Purchase of shares of common stock through this Plan can also provide the advantage of dollar-cost averaging over a period of time.

-----------------------------------------------------------------------------
ACCOUNT STATEMENT

A statement is sent to you from Registrar and Transfer Company each time your dividends are invested.

-----------------------------------------------------------------------------
CERTIFICATES

Shares purchased for your account under the Plan will normally be held by Registrar and Transfer Company without charge. If you wish, however, a certificate or certificates for whole shares credited to your account will be delivered to you upon your written request to Registrar and Transfer Company.

-----------------------------------------------------------------------------
VOTING OF SHARES

You will be given the right to direct Registrar and Transfer Company regarding the voting of any whole shares (but no fractional shares) held for you under the Plan on the record date for a vote. Shares for which no voting directions are received will not be voted.

-----------------------------------------------------------------------------
FRACTIONAL SHARES

While you are a participant in the Plan, the entire amount of your dividend will be used to purchase shares of common stock. If the amount is not equal to an exact number of whole shares, your account will be credited with a fractional share (calculated to four decimal places). A fractional share will earn dividends for you, in proportion to the size of the fraction, just as full shares do.

-----------------------------------------------------------------------------
TERMINATION AT ANY TIME

The Plan is entirely voluntary and you may terminate your participation at any time as outlined in the agreement printed in this brochure. A $10.00 fee will be charged upon termination of your participation in the Plan.

-----------------------------------------------------------------------------
INCOME TAX INFORMATION

Even though your dividends will be reinvested, they are subject to income taxes as if they were paid to you in cash.

In addition, the Internal Revenue Service has ruled that the brokerage commissions and service charges paid by PennFed Financial Services, Inc. on your behalf are to be treated as dividend income to you. The amount paid to cover service charges may be deductible if you itemize deductions on your Federal income tax return and if the amounts paid for brokerage commissions are includable in your cost basis of shares purchased.

While the amount paid for brokerage commissions, if any, will vary in proportion to the amount invested, we estimate that the total additional income reportable for most participants will be less than $10 a year. The information return sent to you and the Internal Revenue Service at year end will show each of the amounts paid on your behalf.

-----------------------------------------------------------------------------
QUESTIONS AND CORRESPONDENCE

Please direct all questions and correspondence regarding the Plan to:

          Registrar and Transfer Company
          Dividend Reinvestment Plans
          10 Commerce Drive
          Cranford, NJ 07016
          1-800-368-5948 X7770

Be sure to include a reference to PennFed Financial Services, Inc. or enclose the top portion of your account statement with all correspondence.

                      PENNFED FINANCIAL SERVICES, INC.
                           DIVIDEND REINVESTMENT
                                   PLAN

Section 1. Plan Adopted

PennFed Financial Services, Inc. (the "Corporation") hereby adopts a Dividend Reinvestment Plan (the "Plan"), pursuant to which holders of record of the Corporation's Common Stock will be provided an opportunity to invest cash dividends in shares of PennFed Financial Services, Inc. Common Stock at market value.

Section 2. Purpose of the Plan

The purpose of the Plan is to provide holders of record of the Corporation's Common Stock with a simple and convenient method of investment of cash dividends in shares of Common Stock at regular intervals. Because the additional shares may be purchased from the Corporation, the Corporation may receive additional funds to finance the continuing operations of the Corporation and its subsidiaries.

Section 3. Eligibility

All holders of record of the Corporation's Common Stock are eligible to participate in the Plan.

Section 4. Administrator

Registrar and Transfer Company (the "Administrator") shall administer the Plan as agent for Participants, keep records, send statements of account to Participants, and perform for Participants other duties relating to the Plan. Additional shares purchased under the Plan shall be registered in the name of Registrar and Transfer or its nominee as agent for Participants in the Plan. The Corporation may, without the prior consent of the Participants, appoint a different Administrator at any time.

Section 5. Participation

(a) Any holder of record of the Corporation's Common Stock may join the Plan by signing an Authorization Form and returning it to the Administrator. Authorization Forms will be provided from time to time by mail to all shareholders and will be furnished at any time upon request made to the Administrator.

(b) A holder of record of Common Stock may enroll in the Plan at any time. If an Authorization Form is received by the Administrator on or before the record date for the next dividend payment, then that dividend will, as authorized, be used to purchase additional shares for the shareholder on, or within ten calendar days of, the dividend payment date (an "Investment Date"). If the Authorization Form is received by the Administrator after such record date, that dividend will be paid in cash and the investment of dividends in additional shares will not start until payment of the following dividend.

(c) The Authorization Forms shall appoint Registrar and Transfer as agent for the participating shareholder and direct the Corporation to pay to Registrar and Transfer each participating shareholder's cash dividends on all or a designated portion of the shares of Common Stock registered in the shareholder's own name as well as whole and fractional shares of Common Stock certified to his account under the Plan. The Form shall direct Registrar and Transfer or its agent to purchase additional shares.
Authorization Forms will be provided from time to time by mail to all shareholders and will be furnished at any time upon request made to the Administrator.

Section 6. Costs

There shall be no brokerage commissions for purchases of shares or service charges to Participants under the Plan. All costs of administration of the Plan shall be paid by the Corporation, except for (1) a $5.00 charge for each withdrawal of full-share certificates from continuing Plan accounts, (2) an Administrator's charge plus any applicable brokerage commission or other costs upon sale of shares by the Administrator, (3) a $7.50 charge for each deposit of a Participant's directly held shares to his or her Plan account and (4) a $10.00 charge for termination of participation in the Plan.

Section 7. Operation

(a) Shares issued under the Plan. The Corporation shall advise the Administrator if it is making newly issued or treasury shares of its Common Stock available to the Plan for purchase. The Corporation may, in its sole discretion, cease making newly issued or treasury shares of Common Stock available for purchase by the Plan or resume making newly issued or treasury shares of Common Stock available for purchase by the Plan, at any time, and from time to time.

(b) Newly issued and treasury shares. If the Corporation is making newly issued or treasury shares available to the Plan for purchase, then the Corporation shall sell as many additional shares of its Common Stock as the dividends of participating shareholders will purchase. The additional shares shall be registered under applicable securities laws for issuance and sale under the Plan. The Corporation will from time to time as it deems necessary or appropriate, register additional shares with the Commission and make them available for purchase under the Plan.

(c) Shares purchased in the open market. If the Corporation is not making newly issued or treasury shares available to the Plan for purchase, then the Administrator shall, directly or through an agent of its choice (the "Agent"), who may be an affiliate of the Administrator, purchase shares in the open market.

(d) Price of additional shares. The price per share to Participants of shares of Common Stock purchased under the Plan as newly issued or treasury shares shall be the average of the high and low sales prices of the Common Stock on the trading day immediately preceding the Investment Date, as reported on the Nasdaq National Market. The price per share to Participants of shares of Common Stock purchased under the Plan in the open market shall be the average purchase price per share of the shares acquired on the Investment Date.

(e) Purchase of additional shares. Subject to Section 7(d) hereof, the number of additional shares to be purchased for each Participant's account shall be determined by the amount of the dividends being reinvested and the price of the Common Stock to Participants. The entire amount of the dividends being reinvested will be used to purchase additional shares, except in the case of shareholders subject to United States income tax withholding. Each Participant's account will be credited with that number of shares, including fractional shares computed to four decimal places, equal to the total amount to be invested divided by the purchase price per share to Participants. The Corporation shall pay to Registrar and Transfer cash dividends on all of the shares of Common Stock registered in each Participant's name, in accordance with such Participant's directions on the Authorization Form(s), as well as cash dividends on shares of Common Stock credited to his or her account under the Plan. The Administrator shall apply such dividends to the purchase of additional shares for the account of such Participant.

Section 8. Reports to Participants

Each Participant in the Plan shall receive a statement of his or her account following each purchase of additional shares. In addition, each Participant shall receive copies of the same communications sent to every other holder of Common Stock, including any quarterly and annual reports, notices of annual meeting and proxy statements, and information returns reporting dividend income received for tax purposes.

Section 9. Certificates for Shares of Common Stock

(a) Certificates for additional shares purchased and credited to a Participant's account under the Plan will be issued to the Administrator or its nominee, as agent for the Participant. The number of shares credited to an account under the Plan will be shown on the Participant's statement of account.

(b) Certificates for any number of whole shares credited to an account under the Plan will be issued upon the written request of a Participant intending to remain in the Plan, and the shares represented by such certificate will thereupon be withdrawn from the Participant's account. The dividends on such shares will continue to be reinvested under the Plan unless the Participant directs the Administrator otherwise.

(c) Certificates for fractions of shares will not be issued under any circumstances.

(d) Shares credited to the account of a Participant under the Plan may not be pledged.

(e) Accounts under the Plan shall be maintained in the names in which certificates of the Participants were registered at the time they entered the Plan and certificates for whole shares shall be similarly registered when issued to the Participants.

Section 10. Termination of Participation

(a) A Participant may at any time terminate his or her participation in the Plan, with respect to dividends on all or a portion of his or her Common Stock, by notifying the Administrator in writing, or by completing and delivering to the Administrator the termination form provided by the Administrator. Notice of termination must be accompanied by a termination fee of $10.00 to be valid.

(b) If the notice of termination and termination fee are received by the Administrator on or not less than five business days prior to the record date for the next dividend payable on the stock to which such notice relates, such dividend and all subsequent dividends on such stock will be paid to the Participant in cash.

(c) If the notice of termination and termination fee are received by the Administrator after the record date for the next dividend payable on any stock to which such notice relates, such dividend will be invested for the Participant's account. All subsequent cash dividends on such stock will be paid to the terminating Participant in cash.

(d) If a Participant terminates his or her entire participation in the Plan or if the Corporation terminates the Plan, certificates for whole shares credited to his or her account under the Plan will be issued and a cash payment will be made for a fraction of a share. Such cash payment will be based on the closing price of the Corporation's Common Stock on the next business day on which trading occurs following the day the notice of termination is received by the Administrator.

(e) If a participant terminates his or her entire participation in the Plan, he or she may request the Administrator to sell for his or her account all shares, both whole and fractional, credited to his or her account under the Plan. Such a sale shall be made as soon as possible after receipt by the Administrator of such request. The terminating Participant shall receive the proceeds of such sale, less any related brokerage commission, Administrator's charges, transfer tax and termination fee.

Section 11. Disposition of Less Than All Shares Registered in Participant's
            Name

(a) If a Participant who has authorized the reinvestment of dividends on all of the Common Stock registered in his or her name disposes of a portion of his or her shares, the Administrator will continue to reinvest the dividends on the remaining shares.

(b) If a Participant who has authorized the reinvestment of dividends on part of the Common Stock registered in his or her name disposes of a portion of his or her shares, the Administrator will continue to reinvest the dividends on the lesser of (a) the number of shares with respect to which reinvestment of dividends was originally authorized, or (b) all of the remaining shares.

Section 12. Effect of Rights Offering

(a) Subject to Section 12(b) hereof, any rights issued on shares held by the Plan will be sold by the Administrator. The proceeds will be credited to each Participant's account, based upon the Participant's share balance, and utilized to purchase additional shares on the next Investment Date.

(b) Notwithstanding Section 12(a) hereof, any rights designated by resolution of the Corporation's Board of Directors as being subject to this Section 12(b) ("Section 12(b) Rights") shall, so long as such Section 12(b) Rights are evidenced by and transferable only with the certificates representing such shares, be retained by the Administrator on behalf of the Participants and credited to each Participant's account based on such Participant's share balance. If any such Section 12(b) Rights separate from the shares on which they were issued and become evidenced by separate rights certificates, the Administrator shall, as soon as practicable after receiving such rights certificates, mail such rights certificates to each Participant based on such Participant's share balance at the close of business on the date such Section 12(b) Rights so separate.

(c) The Administrator will have the power to take such other actions as shall be necessary so that the purposes of subsection (a) (that rights under subsection (a) are reduced to cash and credited appropriately) and subsection
(b) (that rights under subsection (b) are, under the circumstances stated therein, made available to the beneficial owners so that they may individually decide the disposition thereof) are realized.

Section 13. Effect of Stock Dividend or Stock Split

Any stock dividends or split shares distributed by the Corporation on shares of Common Stock credited to the account of a Participant under the Plan shall be added to the Participant's account. Stock dividends or split shares distributed on shares of Common Stock registered in the name of the Participant shall be mailed directly to the Participant in the same manner as to shareholders who are not participating in the Plan and subsequent dividends on such shares shall be reinvested pursuant to the Plan unless the Participant instructs the Administrator otherwise.

Section 14. Voting of Shares Held Under the Plan

(a) If the Participant has directly owned shares registered in his or her name, he or she will receive a proxy card covering both his or her directly held shares and shares held in his or her Plan account. If the Participant does not have directly owned shares registered in his or her name, he or she will receive a proxy covering his or her Plan shares. In either case, all of his or her shares will be voted in accordance with his or her proper instructions.

(b) If a proxy is returned properly signed and marked for voting, all the shares covered by the proxy--those registered in the Participant's name and the whole shares credited to his or her account under the Plan--will be voted as marked.

(c) If a proxy is returned properly signed but without indicated instructions as to the manner in which shares are to be voted with respect to any item thereon, all of the Participant's shares--those registered in his or her name and the whole shares credited to his or her account under the Plan--will be voted in accordance with the recommendations of the management of the Corporation, unless applicable laws require otherwise. If the proxy is not returned, or if it is returned unexecuted or improperly executed, shares registered in a Participant's name may be voted only by the Participant in person at the shareholder meeting.

Section 15. Income Tax Information

Even though a Participant's dividends will be reinvested, they are subject to income taxes as if they were paid to the Participant in cash. In addition, the Internal Revenue Service has ruled that the brokerage commissions and service charges paid by the Bank on a Participant's behalf are to be treated as dividend income to such Participant. The amount paid to cover service charges may be deductible if a Participant itemizes deductions on his or her Federal income tax return and if the amounts paid for brokerage commissions are includable in the cost basis of shares purchased. While the amount paid for brokerage commissions will vary in proportion to the amount invested, the Corporation estimates that the total additional income reportable for most Participants will be less than $10 a year. The information return sent to a Participant and the Internal Revenue Service at year end will show each of the amounts paid on a Participant's behalf. However, Participants should consult with their tax advisor to determine the tax considerations related to the receipt of dividends and the purchase of shares of Common Stock under the Plan.

Section 16. Interpretation and Regulation of the Plan

(a) The Corporation shall interpret the terms of the Plan.

(b) The Corporation may amend, modify, suspend or terminate the Plan at any time.

(c) The Corporation shall regulate the Plan as it deems necessary or desirable in connection with its operation.

Section 17. Modification or Termination of the Plan

(a) The Board of Directors of the Corporation may suspend or modify the Plan at any time by a majority vote of those present.

(b) The Board of Directors may terminate the Plan at any time by a majority vote of those present.

(c) Notice of any suspension, modification or termination of the Plan shall be mailed to all Participants.

Section 18. Responsibility of Corporation and Administrator

The Corporation and the Administrator (and any agent of the Corporation and the Administrator), in administering the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including without limitation any claim of liability arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death.

Section 19. Adoption

This Plan was adopted by the Board of Directors of the Corporation on January 14, 1997.

                               LEGAL OPINION

     The validity of the shares of the Common Stock being offered hereby has been passed upon for the Company by Silver, Freedman & Taff, L.L.P., 1100 New York Avenue, N.W., 7th Floor East, Washington, D.C. 20005-3934.

                                  EXPERTS

     The consolidated financial statements of PennFed Financial Services, Inc. as of June 30, 1996 incorporated by reference herein and elsewhere in the registration statement have been audited by Deloitte & Touche, LLP, independent public accountants, as indicated in their report with respect thereto, and is included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                 INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 145 of the General Corporation Law of Delaware contains specific provisions relating to indemnification of the directors and officers of a Delaware corporation. The following is a summary of these provisions.

     1. In an action or other proceeding against a present or former director or officer (or any other employee or agent), the statute (a) requires that the corporation reimburse such person for all his reasonable expenses of defense (including attorneys' fees) to the extent such person is successful in his defense on the merits or otherwise; and (b) permits the corporation to pay, in whole or in part, the amount of any liability (including judgements, fines and reasonable settlement amounts) together with the expenses of defense (including attorneys' fees) if such person's defense has not been successful, if such person acted in good faith and in an manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful).

     2. In an action by or on behalf of the corporation against a present or former director or officer (or any other employee or agent), the statue (a) requires that the corporation reimburse such person for all his reasonable expenses of defense (including attorneys' fees) to the extent such person is successful in his defense on the merits or otherwise; and (b) in all other instances permits the corporation to reimburse such person for all his reasonable expenses of defense (including attorney's fees), but not for the amount of any judgments, fines, or settlement amounts, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, if such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, no reimbursement is allowed unless and only to the extent that the court determines that despite the adjudication of liability but in view of all circumstances, such person is fairly and reasonably entitled to reimbursement for such expenses as the court deems proper.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN AS CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE ANY OF THE DATES AS OF WHICH INFORMATION IS FURNISHED HEREIN OR SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER.


Table of Contents
                                                                       Page

Available Information. . . . . . . . . . . . . . . . . . . . . . . . .    1
Incorporation of Certain Documents by Reference. . . . . . . . . . . .    1
PennFed Financial Services, Inc.
Dividend Reinvestment Plan . . . . . . . . . . . . . . . . . . . . . .    3
Legal Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
Indemnification of Officers and Directors. . . . . . . . . . . . . . .   11



PENNFED FINANCIAL SERVICES, INC.

     160,000 SHARES
     COMMON STOCK

(PAR VALUE $0.01 PER SHARE)

PROSPECTUS

FOR STOCK TO BE ISSUED UNDER THE DIVIDEND REINVESTMENT PLAN

January 28, 1997

                                  PART II

                INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses relating to the registration of the shares of Common Stock being offered hereby will be borne by the Company. Such expenses are estimated as follows:


               Item                                  Amount
--------------------------------------             ----------
Securities and Exchange Commission
 Registration Fee                                  $1,039.52
Printing and Word-processing                        1,500.00*
Legal Fees and Expenses                             5,000.00*
Accounting Fees and Expenses                        1,000.00*
Transfer Agent and Registrar fees                       0.00*
Blue Sky filing fees and expenses                       0.00*
Miscellaneous Expenses                                500.00*
                                                   ---------
          Total                                    $9,039.52*
                                                   =========

     *Estimated


ITEM 15.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of Delaware contains specific provisions relating to indemnification of the directors and officers of a Delaware corporation. The following is a summary of these provisions.

     1. In an action or other proceeding against a present or former director or officer (or any other employee or agent), the statute (a) requires that the corporation reimburse such person for all his reasonable expenses of defense (including attorneys' fees) to the extent such person is successful in his defense on the merits or otherwise; and (b) permits the corporation to pay, in whole or in part, the amount of any liability (including judgements, fines and reasonable settlement amounts) together with the expenses of defense (including attorneys' fees) if such person's defense has not been successful, if such person acted in good faith and in an manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful).

     2. In an action by or on behalf of the corporation against a present or former director or officer (or any other employee or agent), the statue (a) requires that the corporation reimburse such person for all his reasonable expenses of defense (including attorneys' fees) to the extent such person is successful in his defense on the merits or otherwise; and (b) in all other instances permits the corporation to reimburse such person for all his reasonable expenses of defense (including attorney's fees), but not for the amount of any judgments, fines, or settlement amounts, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, if such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, no reimbursement is allowed unless and only to the extent that the court determines that despite the adjudication of liability but in view of all circumstances, such person is fairly and reasonably entitled to reimbursement for such expenses as the court deems proper.


ITEM 16.     EXHIBITS.

     The following Exhibits are filed as part of this Registration Statement.


Regulation                                                Reference to Prior
   S-K                                                   Filing or Exhibit
 Exhibit                                                  Number Attached
 Number                      Document                          Hereto
----------  -------------------------------------------  ------------------
   1        Underwriting Agreement                         Not applicable
   2        Plan of acquisition, reorganization,
             arrangement, liquidation or succession        Not applicable
   4        Instruments defining the rights of security
             holders, including indentures                        *
  4.1       Stockholder Protection Rights Agreement               **
  4.2       PennFed Financial Services, Inc. Dividend
             Reinvestment Plan as set forth in full in
             the Prospectus, to which reference is made
  4.3       Shareholder Authorization Form                   Exhibit 4.3
   5        Opinion re legality                               Exhibit 5
   8        Opinion re tax matters                         Not applicable
  12        Statements re computation of ratios            Not applicable
  15        Letter re unaudited interim financial
             information                                   Not applicable
  23.1      Consent of Deloitte & Touche, LLP                Exhibit 23
  23.2      Consent of Silver, Freedman & Taff, L.L.P.
             (included in opinion filed as Exhibit 5)
  24        Power of Attorney                              Not applicable
  25        Statement of eligibility of trustee            Not applicable

  26        Invitation for competitive bids                Not applicable
  27        Financial Data Schedule                        Not applicable
  99        Additional Exhibits                            Not applicable

-------------------

     * Filed as exhibits to the Company's Registration Statement on Form S-1 under the Securities Act of 1933, filed with the Securities and Exchange Commission on March 25, 1994 (Registration No. 33-76854). All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-K.

     ** Filed as an exhibit to the Company's Registration Statement on Form 8-A under the Securities Act of 1934, filed with the Securities and Exchange Commission on March 28, 1996. This document is hereby incorporated by reference in accordance with Item 601 of Regulation S-K.


ITEM 17.     UNDERTAKINGS.

     The undersigned issuer hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Orange, State of New Jersey, on the 27th day of January, 1997.

                                    PENNFED FINANCIAL SERVICES, INC.




Date: January 27, 1997              By: /s/ Joseph L. LaMonica
     ----------------------------      ------------------------------------
                                       Joseph L. LaMonica
                                       President and Chief Executive Officer
                                       (Duly Authorized Representative)


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




By:  /s/ Joseph L. LaMonica             By: /s/ William C. Anderson
    ---------------------------------      --------------------------------
     Joseph L. LaMonica                     William C. Anderson
     President, Chief Executive             Chairman of the Board
     Officer and Director
     (Principal Executive Officer)

Date:   January 27, 1997                Date:    January 27, 1997
      -------------------------------           ----------------------------



By:  /s/ Patrick D. McTernan            By: /s/ Amadeu L. Carvalho
    ---------------------------------      --------------------------------
     Patrick D. McTernan                    Amadeu L. Carvalho
     Executive Vice President, General      Director
     Counsel, Secretary and Director

Date:   January 27, 1997                Date:    January 27, 1997
      -------------------------------           ----------------------------



By:   /s/ Marvin D. Schoonover          By: /s/ Mario Teixeira, Jr.
    ---------------------------------      --------------------------------
     Marvin D. Schoonover                   Mario Teixeira, Jr.
     Director                               Director

Date:   January 27, 1997                Date:    Januayr 27, 1997
      -------------------------------           ----------------------------


By:  /s/ Lucy T. Tinker                 By:  /s/ Jeffrey J. Carfora
    ---------------------------------      --------------------------------
     Lucy T. Tinker                         Jeffrey J. Carfora
     Executive Vice President and           Senior Vice President and
     Chief Operating Officer                Chief Financial Officer
     (Principal Financial Officer)          (Principal Accounting Officer)

Date:   January 27, 1997                Date:    January 27, 1997
      -------------------------------           ----------------------------

                             INDEX TO EXHIBITS



Exhibit
Number                       Description
-------     ---------------------------------------------
  4.2       PennFed Financial Services, Inc. Dividend
            Reinvestment Plan as set forth in full in the Prospectus, to which reference is made
  4.3       Shareholder Authorization Form
  5         Opinion of Silver, Freedman & Taff, L.L.P.
            as to legality of securities to be
            registered hereby (with consent)
  23.1      Consent of Deloitte & Touche, LLP
  23.2      Consent of Silver Freedman & Taff, L.L.P.
            (included in opinion as Exhibit 5 hereto)